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                                                                   Exhibit 10.21

                                   SUBLEASE


THIS SUBLEASE ("Sublease"), dated September 1, 1999, for reference purposes only, is entered into by and between Virtual Integration Technology, a California corporation ("Sublandlord"), and Preview Systems, Inc., a Delaware corporation ("Subtenant").

                                   RECITALS

     A. Sublandlord leases certain premises consisting of approximately 3,476 square feet of rentable area commonly known as Suite 250 (the "Premises") in the building commonly known as 20195 Stevens Creek Boulevard in Cupertino, California (the "Building"), pursuant to that certain Office Lease Agreement (the "Master Lease") between Sublandlord, as tenant, and WDT-Cupertino; as landlord ("Landlord"), dated July 24, 1998. Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

     B. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord, upon the terms and conditions provided for herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                   AGREEMENT

1. Premises. Sublandlord hereby leases the Premises to Subtenant, and Subtenant hereby leases the Premises from Sublandlord upon and subject to the terms and conditions set forth herein, together with the non-exclusive use of the unallocated parking spaces leased to Sublandlord pursuant to the Master Lease.

     Term.
     -----

 .      The term of this Lease shall commence on the date (the "Commencement
Date") which is the later of (i) September 15, 1999, and (ii) the date on which consent to this Sublease is given by the Landlord.

     Notwithstanding Paragraph 2(a) above, if for any reason Sublandlord cannot deliver possession of the Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder (except as hereinafter provided) or extend the term hereof, but in such case Subtenant shall not be obligated to pay Rent until possession of the Premises is tendered to Subtenant. Notwithstanding the foregoing, if, as a result of any act or omission of Sublandlord (and not as the result of any delay on the part of Subtenant), Sublandlord is
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unable to deliver possession of the Premises on or before October 15, 1999,
Subtenant shall have the right to terminate this Sublease by delivering written notice thereof to Sublandlord within ten (10) days of such date. Unless exercised prior thereto, Subtenant's right of termination hereunder shall expire upon the earlier of (i) delivery of the Premises to Subtenant and (ii) the expiration of such ten (10) day period.

          The term of this Sublease shall end on March 15, 2000; provided, however, that, subject to Paragraph 10 of this Sublease, the term of this Sublease shall terminate earlier in the event of the earlier termination of the Master Lease for any cause whatsoever.

   Rent.  The rent payable by Subtenant for the Premises shall consist of
   -----
basic rental ("Basic Rent") plus certain additional rental ("Additional Rent"), all as provided below. Basic Rent, Additional Rent, and any other charges due under this Sublease are hereinafter referred to collectively as "Rent."

          Subtenant shall pay to Sublandlord in advance, on or before the first day of each month of the term of this Sublease and without deduction or offset, monthly Basic Rent in the amount of $11,470.80 per month;

          Subtenant also shall pay, as Additional Rent, the proportionate share of the increase rental adjustments as defined in Section 3 (C) ("Operating Expenses") of the Master Lease beginning in January, 2000. The Operating Expenses are subject to reconciliation and adjustment as provided in the Master Lease.

          To the extent that Additional Rent due under the Master Lease is payable on a monthly basis pursuant to the Master Lease, such Additional Rent shall be paid to Sublandlord as and when Basic Rent is paid. To the extent that Additional Rent is billed from time to time to Sublandlord by Landlord, such Additional Rent shall be paid by Subtenant to Sublandlord within seven (7) days after Subtenant's receipt of an invoice therefor. All Rent shall be paid to Sublandlord at the address specified for Sublandlord below, or to such other person or to such other place as Sublandlord may from time to time designate in writing. To the extent that Additional Rent is payable on an estimated basis pursuant to the Master Lease, the Additional Rent due hereunder shall be adjusted between the parties (with appropriate reimbursements or additional payments) within twenty (20) days after the actual Additional Rent due under the Master Lease has been determined and notice thereof has been delivered to Subtenant.

          Sublandlord shall pay all fixed rent, additional rent and other monetary amounts required to be paid under the Master Lease (collectively, "Underlying Rent") on or before such amounts become due and payable thereunder. If Sublandlord fails to make any payment of Underlying Rent as and when required under the Master Lease, Subtenant shall have the right, but not the obligation, to make such payments on behalf of Sublandlord, in which event Subtenant shall have the right to offset any amounts so paid against Rent payable under this Sublease.

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          In the event of any casualty or condemnation affecting the Premises,
Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Premises damaged or taken; and only to the extent that Underlying Rent payable under the Master Lease is abated. Subtenant shall have no right to terminate the Sublease in connection with any casualty or condemnation except to the extent that the Master Lease is also terminated as to the Premises or any portion thereof.

          Securtity Deposit Subtenant shall deposit with Sublessor upon the execution hereof the sum of Twenty Two Thousand Nine Hundred Forty One and 60/100 Dollars ($22,941.60) as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Subtenant's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Subtenant shall within fifteen (15) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated and Subtenant's failure to do so shall be a breach of this Sublease, and Sublessor may at his option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts.

Said deposit or so much thereof as had not theretofore been applied by Sublessor shall be returned without payment of interest for its use, to Subtenant within ten (10) days after the expiration of the term hereof (or earlier termination of the Sublease if Subtenant does not have any remaining contractual obligations to Sublessor), or after Subtenant has vacated the Premises, whichever is later provided that the Premises and cubicle furniture systems are returned in the same condition as of the Commencement Date, normal wear and tear excepted.

          As-Is.  Except as otherwise expressly provided herein, Sublandlord
          -----
subleases the Premises to Subtenant strictly in their present "as-is" and "with all faults" condition, including the existing cubicle systems, and Subtenant by acceptance of possession of the Premises, acknowledges the same to be in good order and repair and in a tenantable condition. To Sublandlord's actual knowledge (but without duty of inquiry), as of the date of this Sublease, the structural components of the Building and all building systems (including the HVAC equipment) serving the Premises are in good condition and repair.

          Master Lease.  This Sublease shall be subject and subordinate to all
          ------------
of the terms, covenants and conditions of the Master Lease, and Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein. Except for payments and rent under Section 3 (A) of the Master Lease (which payments shall be made by Sublandlord), and, except as otherwise provided in Paragraph 6 hereof, Subtenant hereby

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assumes and agrees to perform for Sublandlord's benefit, during the term of this
Sublease, all of Sublandlord's obligations under the Master Lease (the "Assumed Obligations"), which accrue during the term of this Sublease.

          Incorporation of Master Lease.  Subject to the exclusions, limitations
          ------------------------------
and modifications set forth in this Sublease, the terms, covenants and conditions of the Master Lease are incorporated in this Sublease by reference so that, except to the extent that they are excluded, limited or otherwise modified by the provisions of this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant," or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Master Lease, were construed to mean this "Sublease." Subtenant represents that it has examined, read and is thoroughly familiar with the terms, covenants and conditions of the Master Lease, and accepts those terms, covenants and conditions and obligations thereof which have been incorporated herein.

          The following sections of the Master Lease are not incorporated as a part of this Sublease and are expressly excluded herefrom (except insofar as the same may be referenced elsewhere in this Sublease for purposes of identification or definition of certain matters): Section 1 (Commencement and Termination); 2 (Occupancy of Premises); 22 (Assignment and Subletting

               The following limitations shall apply to the interpretation and enforcement of the incorporated terms, covenants and conditions of the Master
Lease:

                    The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease.

                    Any non-liability, release, indemnity or hold harmless provision, and any provisions pertaining to waiver of subrogation rights and or the naming of a party under an insurance policy, in the Master Lease for the benefit of the Landlord which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Landlord, for the purpose of incorporation by reference in this Sublease.

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                    Any right of the Landlord for access or inspection and any right of the Landlord under the Master Lease to do work in the Premises or in the Building or in the Common Area, and any right of the Landlord in respect of rules and regulations, shall be deemed to inure to the benefit of Sublandlord and the Landlord, for the purpose of incorporation by reference in this Sublease.

                    If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If any incorporated provision of the Master Lease cross-references a provision of the Master Lease which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision.

                    Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease shall be observed or performed by Sublandlord using reasonable good faith efforts to cause the Landlord under the Master Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time do so after written notice from Subtenant specifying with reasonable particularity the deficiency in Landlord's performance under the Master Lease. Sublandlord shall not be required to furnish, supply, install, maintain or repair anything under any provision of the Master Lease. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublandlord's rights under the Master Lease, and notwithstanding any provision to the contrary, as to obligations that pertain to the Premises and Common Area, and are part of this Sublease by the incorporation by reference of provisions of the Master Lease, Sublandlord shall not be required to make any payment or to perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord's obligation to pay the Underlying Rent and to use reasonable good faith efforts, upon request of Subtenant, to cause the Landlord to observe and/or perform Landlord's obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord. Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision which would give Subtenant rights to make repairs at the expense of Sublandlord.

                    With respect to any approval or consent required to be obtained from Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Landlord, and Landlord withholds Landlord's approval or consent.

                    Subtenant shall fully perform all of the Assumed Obligations and shall indemnify, defend, protect, and hold harmless Sublandlord from any and all

                                      -5-
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liability, damages, liabilities, claims proceedings, actions, demands and costs
(including reasonable attorneys' fees) resulting, directly or indirectly, from Subtenant's failure to perform the Assumed Obligations.

                    Without limiting the generality of the foregoing, for purposes of incorporating the terms, covenants and conditions of the Master Lease into this Sublease, the following provisions of the Master Lease are amended as follows:

                         Under Par 3 of the Master Lease, Sublandlord shall be
entitled to rely on any statement or estimate from Landlord regarding the calculation and payment of Additional Rent and shall be under no duty to verify the same.

                         Under Par 3 (C), Par 4 and Par 18 of the Master Lease,
Sublandlord shall only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to maintain the insurance required of Landlord.

                         Under Par 11 and Par 19 of the Master Lease,
Sublandlord shall only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to perform the maintenance and repair obligations thereunder.

                         Under Par 14 of the Master Lease, Sublandlord shall
only be required, after written request by Subtenant, to use reasonable good faith efforts to cause Landlord to furnish the utilities and services called for thereunder.

                         Under Par 22 of the Master Lease, all profit or
additional consideration from any assignment or sublease shall be paid to Sublandlord.

                         Under Par 11 of the Master Lease, upon surrender of the
Premises at the expiration or earlier termination of this Sublease, Subtenant shall return the Premises to Sublandlord in the same condition as existed upon delivery of the Premises to Subtenant, prior to the construction of any alterations or improvements as may be made by Subtenant; provided, however, that Subtenant shall not be required to remove such any alterations or improvements if Landlord shall agree in writing to waive its right to require Sublandlord to remove such any alterations or improvements upon surrender of the Premises to Landlord.

                         Under Par 3 (G) and Par 5 of the Master Lease,
Sublandlord's notice address shall be as provided adjacent to Sublandlord's signature below, or at such other address as Sublandlord may from time to time designate in writing; and Subtenant's notice address shall be as provided adjacent to Subtenant's signature below, provided that after Subtenant takes occupancy of

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the Premises, notices shall be sent to Subtenant at the address of the Premises.
Any notice required or permitted under this Sublease shall be deemed to have been delivered upon actual receipt or upon refusal of delivery. Notices under this Sublease shall be permitted to be transmitted by overnight courier service or by facsimile, in addition to the other methods permitted under the Master Lease. Notices sent by facsimile shall be followed by a mailed copy to the recipient's notice address and shall be effective (a) on the date received if transmission is made on a business day and received before 5:00 p.m. that same day, or (b) in all other cases, on the business day next following receipt of the facsimile transmission.

          Assignment and Subletting.  Subtenant shall not assign this Sublease
          -------------------------
or sublet all or any part of the Premises, or hypothecate or otherwise encumber its interest under this Sublease, or allow any other person or entity to use or occupy all or any part of the Premises, any and all of which are expressly prohibited and void. Notwithstanding the foregoing, Subtenant shall have the right to assign or sublet any part or all of the Premises to an entity directly controlling, controlled by, or under common control with, Subtenant, provided that prior thereto Landlord has granted its unconditional consent to such assignment or sublease in writing.

          Brokerage. Each party warrants and represents to the other that such party has not retained the services of any real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby other than The Staubach Company. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees.

          Sublandlord's Obligations.  Except as expressly otherwise provided
          -------------------------
herein, Sublandlord shall have no obligations to Subtenant with respect to the Premises or the performance by Landlord of any obligations of Landlord under the Master Lease.

          Early Termination of Master Lease.  If, without the fault of
          ---------------------------------
Sublandlord hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its sole and absolute discretion.

          Consent of Landlord.  If Sublease desires to take any action which
          -------------------
requires the consent of Landlord pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Landlord has under the Master Lease, (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord (whose consent shall not be unreasonably withheld) and Landlord, and (c) Subtenant shall request that Sublandlord

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obtain Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent, unless Sublandlord and Landlord agree that Subtenant may contact Landlord directly with respect to the specific action for which Landlord's consent is required.

          No Third Party Rights.  Except as otherwise expressly provided herein,
          ---------------------
the benefit of the provisions of this Sublease is limited to Sublandlord and Subtenant and (subject to Paragraph 7 hereof) to their successors and assigns. No third party shall be construed to have any rights as a third party beneficiary with respect to any of the provisions of this Sublease; provided, however, that Landlord shall be entitled to the benefit of (a) Subtenant's assumption of the Assumed Obligations pursuant to Paragraph 5 above, (b) Subtenant's indemnities under this Sublease and (c) Subtenant's waivers and covenants to hold harmless under this Sublease.

          Landlord Consent.  This Sublease is subject to the consent of the
          ----------------
Landlord. Sublandlord agrees to use commercially reasonable efforts to obtain the consent of Landlord to this Sublease as soon as reasonably possible following execution of this Sublease by Subtenant and Sublandlord, and shall provide Subtenant with notice of Sublandlord's submittal of this Sublease to Landlord for approval. In the event that Landlord's consent is not obtained within five (5) days following the submittal of this Sublease by Sublandlord to Landlord for consent, each of Sublandlord and Subtenant shall have the right to terminate this Sublease by providing written notice of termination to the other party within five (5) days after the expiration of such five (5) day period. Unless exercised prior thereto, this right of termination hereunder shall expire upon the delivery to Subtenant of Landlord's consent. For purposes of this paragraph, Landlord's consent shall be deemed to have been given as of the date when Landlord's unconditional consent to this Sublease has been obtained, or, in the event such consent is conditional, the date upon which such conditions have been fully satisfied or waived by Landlord.

          Counterparts.  This Sublease may be executed in any number of
          ------------
counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          Status of Lease.  Sublandlord hereby represents and warrants to
          ---------------
Subtenant that (i) the Lease attached hereto as Exhibit A has been executed and delivered by Master Landlord and Sublandlord and constitutes the entire agreement of the parties thereto relating to the lease of the Premises, (ii) no default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Landlord, exists under the Lease, (iii) no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach by Sublandlord or, to the best of Sublandlord's knowledge, by Landlord under the Lease, and (iv) subject to receipt of Landlord's written consent hereto, Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. Sublandlord shall not modify the Master Lease in such a manner as to materially increase the obligations of Subtenant hereunder or under the

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Master Lease, without the prior written consent of Subtenant, which shall not be unreasonably withheld or delayed.

          Execution of Sublease.  In the event that Subtenant shall not execute
          ---------------------
this Sublease on or before October 1, 1999, Sublandlord shall thereafter have the right, or its sole and absolute discretion, to negotiate a sublease for the Premises with any party other than Subtenant, as Subtenant, on the any terms and conditions as it sees fit, or to modify any terms and conditions of this Sublease prior to execution by Subtenant.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBTENANT:

PREVIEW SYSTEMS, INC.
a Delaware corporation

By:    /s/ Brad Solso
       --------------------------
Title: Chief Financial Officer
       --------------------------
Date:
       --------------------------

SUBLANDLORD:

VIRTUAL INTEGRATION TECHNOLOGY
a California corporation

By:    /s/ illegible
       --------------------------
Title:___________________________
Date:____________________________

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